EXHIBIT 10.25

[General Form for Grants to UK Resident Executive Officers after January 1, 2023]

PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD AGREEMENT

UNDER THE WISDOMTREE INVESTMENTS, INC.

2022 EQUITY PLAN AND THE UK SUB-PLAN OF THE 2022 EQUITY PLAN

PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD AGREEMENT (the “Agreement”), effective as of the Grant Date (as defined below), by and between WisdomTree, Inc., a Delaware corporation (formerly known as WisdomTree Investments, Inc., the “Company”)1, and the employee of WisdomTree Europe Limited, WisdomTree UK Limited or WisdomTree Ireland Limited, as the case may be, each a wholly-owned subsidiary of the Company and collectively referred to herein as “WTE”, whose name is set forth on the signature page of this Agreement (the “Employee”). Capitalized terms used and not defined in this Agreement have the respective meanings assigned to them in the Company’s 2022 Equity Plan and the UK Sub-Plan of the Company’s 2022 Equity Plan (together, the “Plan”).

WHEREAS, the Board of Directors of the Company (the “Board”) or the Compensation Committee of the Board (the “Committee”) has authorized the grant to the Employee of an award of the number (the “Target Number”) of Performance-Based Restricted Stock Units (“PRSUs”) set forth on Schedule A (“Schedule A”) included on the signature page of this Agreement (the “PRSU Award”), pursuant and subject to the terms and conditions of the Plan and conditioned upon the Employee’s acceptance thereof upon the terms and conditions set forth in this Agreement; and

WHEREAS, the Employee desires to accept the PRSU Award on the terms and conditions set forth in this Agreement and subject to the terms of the Plan.

IT IS AGREED:

1.    Grant of PRSUs.

1.1    The Company hereby issues to the Employee, effective as of the grant date set forth on Schedule A included on the signature page of this Agreement (the “Grant Date”), the PRSU Award on the terms and conditions set forth herein and in the Plan. The PRSU Award represents the right to receive, on the Vesting Date (as defined below), the number of shares of authorized but previously unissued common stock, par value $0.01 per share, of the Company (each, a “Share”, and collectively, the “Shares”) set forth in Section 3.2 or Section 3.11, as the case may be.

1.2    Subject to Section 3.11 hereof, the PRSU Award shall be subject to forfeiture if the Employee’s employment by WTE is terminated for any reason prior to the Vesting Date.

1.3    The Employee shall not have any rights or privileges of a stockholder of the Company with respect to the PRSUs unless and until (a) the PRSUs have vested as provided in this Agreement and (b) the Shares have been settled and issued to the Employee in accordance with the terms of the Plan and this Agreement.

2.    Restrictions on Transfer of PRSU Award. The PRSU Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of by the Employee, and any Shares issuable with respect to the PRSU Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of until (a) the PRSUs have vested as provided in this Agreement and (b) the Shares have been settled and issued to the Employee in accordance with the terms of the Plan and this Agreement.

[1]	The name of the Company was changed to “WisdomTree, Inc.” effective November 7, 2022.

3.    Vesting and Settlement of PRSUs.

3.1    If the Employee remains an employee of WTE through the Vesting Date, the number of PRSUs determined pursuant to Sections 3.4, 3.5 and 3.6, or the number of PRSUs determined pursuant to Section 3.11, as applicable, shall vest and shall no longer be subject to forfeiture by the Employee. The “Vesting Date” shall be the third (3rd) anniversary of the Grant Date, subject to adjustment as set forth in Section 3.11.

3.2    Except as set forth in Section 3.11, promptly following the Vesting Date (but in no event later than March 15 of the calendar year following the calendar year in which the Vesting Date occurs), the Company shall issue to the Employee the number of Shares equal to the product of (a) the Target Number multiplied by (b) the Payout Ratio. If such product is not a whole number, the Company shall round down to the nearest whole number of Shares.

3.3    In connection with the issuance of Shares pursuant to Section 3.2 or Section 3.11, the Company, in its discretion, shall instruct its transfer agent to issue and deliver to the Employee (or, if applicable, to the personal representatives of the Employee) evidence of book-entry or a certificate for such Shares (which may be through an on-line or electronic system). Upon and following the settlement of the PRSUs in Shares, the Employee shall have all the rights of a stockholder of the Company with respect to such Shares, including the right to vote such Shares, to receive and retain all dividends as the Board may, in its sole discretion, pay on such Shares, and to exercise all of the rights, powers and privileges of a holder of common stock with respect to such Shares.

3.4    Subject to Section 3.6, the “Payout Ratio” shall mean the following:

(a)	if the Relative TSR Percentile (as defined below) is below the twenty-fifth (25th) percentile, the Payout Ratio shall be zero percent (0%);

(b)	the Relative TSR Percentile is equal to the twenty-fifth (25th) percentile, the Payout Ratio shall be fifty percent (50%);

(c)

if the Relative TSR Percentile is greater than the twenty-fifth (25th) percentile but less than or equal to the fiftieth (50th) percentile, the Payout Ratio shall be the sum of (i) fifty percent (50%) plus (ii) the product of (x) two percent (2%) multiplied by (y) the percentile amount by which the Relative TSR Percentile exceeds the twenty-fifth (25th) percentile;

(d)

if the Relative TSR Percentile is greater than the fiftieth (50th) percentile but less than the eighty-fifth (85th) percentile, the Payout Ratio shall be the sum of (i) one hundred percent (100%) plus (ii) the product of (x) two point eight six percent (2.86%) multiplied by (y) the percentile amount by which the Relative TSR Percentile exceeds the fiftieth (50th) percentile; and

(e)

if the Relative TSR Percentile is equal to the eighty-fifth (85th) percentile, the Payout Ratio shall be two hundred percent (200%). In no event shall the Company issue more than a number of Shares equal to two hundred percent (200%) of the Target Number.

The table below illustrates what the Payout Ratio would be for various Relative TSR Percentiles:

Relative TSR Percentile	Payout Ratio	Relative TSR Percentile	Payout Ratio
Below 25th	0%	60th	128.6%
25th	50%	70th	157.2%
30th	60%	80th	185.8%
35th	70%	85th and above	200%
40th	80%
50th	100%

3.5    “Relative TSR Percentile” shall be determined as follows:

(a)

the total shareholder return (“TSR”) of each member of the Peer Group (as defined below) shall be the percentage by which the following quotient exceeds (or is less than) one hundred percent (100%): the quotient obtained by dividing (i) the average per-share value of the publicly traded common stock of the Peer Group member for the ninety (90) calendar day period ending on the Vesting Date, as adjusted to account for (x) the deemed reinvestment of any dividends declared on such stock, and (y) any merger, reorganization, consolidation, dividend (other than cash dividend), stock split, reverse stock split, or similar change in corporate structure affecting the number of issued shares of common stock of the Peer Group member (“Adjustments”), in each case between the Grant Date and the Vesting Date, by (ii) the average per-share value of the publicly traded common stock of the Peer Group member for the ninety (90) calendar day period ending on the Grant Date, as adjusted to account for any Adjustments within such ninety (90)-day period, with any such Adjustments set forth herein to be as computed by Bloomberg or another data service widely utilized in the industry;

(b)

the companies in the Peer Group shall be ranked in the order of their respective TSRs, with the company having the highest TSR ranked at the top and being deemed to have Relative TSR Percentile equal to the one hundredth (100th) percentile;

(c)

the Relative TSR Percentile of each company below the top-ranked company shall be the percentile obtained by subtracting, from one hundred (100), the product obtained by multiplying (i) the Rank Increment (as defined below) by (ii) the number of companies in the Peer Group that have a TSR higher than such company; and

(d)	the “Rank Increment” shall mean the quotient obtained by dividing one hundred (100) by the number of companies in the Peer Group as of the Vesting Date.

The “Peer Group” shall be the publicly-traded companies (which shall include the Company) set forth on Appendix 1. Companies may not be added to the Peer Group after the Grant Date. If, after the Grant Date, a company in the Peer Group (x) ceases to be publicly-traded (whether as a result of being acquired or otherwise), it shall be removed from the Peer Group, (y) merges with another company and is the surviving entity, then it will remain in the Peer Group, or (z) either: (1) files for bankruptcy, reorganization, or liquidation under any chapter of the U.S. Bankruptcy Code; (2) is the subject of an involuntary bankruptcy proceeding that is not dismissed within thirty (30) days; (3) is the subject of a stockholder approved plan of liquidation or dissolution; or (4) ceases to conduct substantial business operations, it shall continue to be included in the Peer Group with a deemed TSR of negative one hundred percent (-100%).

3.6    Notwithstanding anything herein to the contrary:

(a)	if the Company’s TSR is negative, the Payout Ratio shall not exceed one hundred percent (100%); and

(b)

if the Fair Market Value of the Shares that vest pursuant to this PRSU Award (calculated as the number of such vested Shares multiplied by the Fair Market Value of a Share on the Vesting Date) exceeds six (6) times the product of (i) the Fair Market Value of one Share on the Grant Date, multiplied by (ii) the Target Number (such product, the “Grant Date Value Multiple”), then the Payout Ratio shall be reduced such that the number of Shares that vest shall be equal to six (6) times the Grant Date Value Multiple; provided, however, that (x) if the Company’s Relative TSR Percentile is equal to or above the fiftieth (50th) percentile, the Payout Ratio shall not be reduced to below one hundred percent (100%) and (y) no such reduction shall be made in the event of a Change of Control.

3.7    Dividend Equivalents; Stock Splits, Reverse Splits, Recapitalizations, Etc.

3.7.1    If the Company declares a cash dividend (each, a “Dividend”) on its Shares at any time on or after the Grant Date and on or prior to the Vesting Date, the Target Number shall be adjusted as follows: as of the ex-dividend date of the Dividend, the Target Number immediately preceding such date shall be multiplied by the sum of (a) one (1) plus (b) the quotient obtained by dividing (i) the Dividend per Share by (ii) the Fair Market of a Share as of the ex-dividend date of such Dividend.

3.7.2    In the event of any merger, reorganization, consolidation, dividend (other than cash dividend), stock split, reverse stock split, or similar change in corporate structure affecting the number of issued Shares, the Company shall proportionally adjust the Target Number in order to prevent the dilution or enlargement of the Employee’s proportionate interest in the Company and the Employee’s rights hereunder.

3.8    Subject to the provisions of Section 3.11, if, at any time prior to the vesting of the PRSUs in accordance with this Agreement, the Employee’s employment is terminated for any reason, then the PRSUs that have not then vested shall automatically and without notice terminate and be forfeited and neither the Employee, nor any of the Employee’s successors, assigns or personal representatives will thereafter have any rights or interests with respect to such PRSUs or any Shares underlying the PRSUs, and the Company shall not have any further obligations to the Employee under this Agreement.

3.9    “Employment”. The Employee shall be considered to be employed by WTE for purposes hereof if the Employee is a full-time employee of WTE (or of the Company or any Subsidiary of the Company) or, if the Committee (or the Board in the absence of a decision by the Committee or in over-riding the decision of the Committee) determines in its sole and absolute discretion, the Employee is rendering substantial services to the Company (or any Subsidiary of the Company, including WTE) as a part-time employee of the Company (or of any Subsidiary of the Company, including WTE). The Committee (or the Board in the absence of a decision by the Committee or in over-riding the decision of the Committee) shall have the sole and absolute discretion to determine whether the Employee has ceased to be employed by WTE (or the Company or any Subsidiary of the Company) and the effective date on which such employment terminated. For purposes of this Agreement, if the Employee’s employment is transferred from WTE to the Company or to a Subsidiary of the Company, references herein to WTE shall be read to be such new employing entity, as applicable.

3.10    No Right to Employment or Compensation for Loss of Benefit. Nothing in the Plan or in this Agreement shall confer on the Employee any right to continue in the employ of, or in any other relationship with, WTE or the Company (or with any Subsidiary of the Company) or limit in any way the right of WTE and the Company (or of any Subsidiary of the Company) to terminate the Employee’s employment with WTE or the Company (or with any Subsidiary of the Company) at any time, with or without cause. The terms of the Employee’s employment shall not be affected in any way by the grant, holding, vesting or other dealing with the PRSUs pursuant to this Agreement, and the Employee has no entitlement to, may not claim and shall be deemed to have waived any right to, compensation or damages, or any other remedy, from WTE or the Company or any Subsidiary for any loss or curtailment of any right or benefit accrued or in prospect under this Agreement that arises, to any extent, from termination of employment.

3.11    Accelerated or Continued Vesting in Certain Circumstances.

3.11.1    Defined Terms. As used in this Section 3.11, the definitions of the terms “Change of Control” and “Disability” set forth in Appendix 2 hereto shall apply. As used in Appendix 2 hereto and its subparts, “Company” shall refer to, as the context requires, either (a) WTE, the Company, the WT Trust Entities and the Subsidiaries of the Company or WTE collectively, or (b) any one or more of such entities, and all successors and assigns of any of them. “WT Trust Entities” means WisdomTree Trust, WisdomTree Digital Trust, WisdomTree Bitcoin Trust and WisdomTree Ethereum Trust.

3.11.2    Upon the Employee’s Death, Disability or the Occurrence of a Change of Control. Notwithstanding the provisions of Sections 1.1 and 3.1, in the event that, prior to the third (3rd) anniversary of the Grant Date, either (a) the Employee dies, (b) the Employee’s employment is terminated by the Company or WTE due to the Employee’s Disability or (c) a Change of Control occurs, the “Vesting Date” shall be deemed to be the date of such event and the Company shall issue to the Employee the number of Shares equal to the product of (i) the Target Number multiplied by (ii) the Payout Ratio. If such product is not a whole number, the Company shall round down to the nearest whole number of Shares.

3.11.3    Upon the Employee’s Involuntary Termination. Notwithstanding the provisions of Sections 1.1 and 3.1, in the event that, prior to the third (3rd) anniversary of the Grant Date, WTE terminates the Employee’s employment other than due to the Employee’s death, Disability or for cause (with the determination as to whether the termination is for cause to be made by the Committee (or the Board in the absence of a decision by the Committee or in over-riding the decision of the Committee) in accordance with the terms of any employment contract between the Employee and WTE) (the date of any such event, the “Involuntary Termination Date”), the “Vesting Date” shall be deemed to be the Involuntary Termination Date and the Company shall (subject always to Section 4) issue to the Employee (or the Employee’s personal representatives) the number of Shares equal to the product of (i) the Adjusted Target Number (as defined below) multiplied by (ii) the Payout Ratio. If such product is not a whole number, the Company shall round down to the nearest whole number of Shares. The “Adjusted Target Number” shall mean:

(A)	one-third (1/3) of the Target Number, if the Involuntary Termination Date occurs prior to the first (1st) anniversary of the Grant Date;

(B)

two-thirds (2/3) of the Target Number, if the Involuntary Termination Date occurs on or after the first (1st) anniversary of the Grant Date but prior to the second (2nd) anniversary of the Grant Date; and

(C)	the Target Number, if the Involuntary Termination Date occurs on or after the second (2nd) anniversary of the Grant Date but prior to the third (3rd) anniversary of the Grant Date.

In addition, notwithstanding anything to the contrary in Section 3.8, if the Involuntary Termination Date occurs prior to the second (2nd) anniversary of the Grant Date, any unvested PRSUs shall not terminate or be forfeited as of such date but shall instead remain outstanding until the date that is twelve (12) months thereafter and if a Change of Control occurs within twelve (12) months of the Involuntary Termination Date, another “Vesting Date” shall be deemed to occur on the date of the Change of Control, and the Company shall issue to the Employee the number of Shares equal to the product of (x) the Supplemental Adjusted Target Number (as defined below) multiplied by (y) the Payout Ratio. If such product is not a whole number, the Company shall round down to the nearest whole number of Shares. The “Supplemental Adjusted Target Number” shall mean: (I) two-thirds (2/3) of the Target Number, if the Involuntary Termination Date occurs prior to the first (1st) anniversary of the Grant Date and (II) one-third (1/3) of the Target Number, if the Involuntary Termination Date occurs on or after the first (1st) anniversary of the Grant Date but prior to the second (2nd) anniversary of the Grant Date. Any unvested PRSUs as of the earlier of the date of a Change of Control and the date that is twelve (12) months following the Involuntary Termination Date shall automatically and without notice terminate and be forfeited and neither the Employee, nor any of the Employee’s successors, assigns or personal representatives will thereafter have any rights or interests with respect to such PRSUs or any Shares underlying the PRSUs, and the Company shall not have any further obligations to the Employee under this Agreement.

3.11.4    Upon the Employee’s Retirement. Notwithstanding the provisions of Sections 1.1 and 3.1, in the event of the Employee’s retirement prior to the Vesting Date, all the PRSUs that are subject to forfeiture at the time of retirement would have otherwise vested had the Employee remained employed through the Vesting Date shall vest on the Vesting Date in accordance with Section 3.2. For purposes of this Agreement, the term “retirement” means retirement from active employment on or after reaching age 62 and having been employed by WTE (or the Company or any Subsidiary of the Company) for at least seven (7) years as of the retirement date, provided that, following such retirement, the Employee no longer works in the asset management or financial services industries other than serving as a non-employee director. The Committee (or the Board in the absence of a decision by the Committee or in over-riding the decision of the Committee) shall have the sole and absolute discretion to determine whether a retirement has occurred and whether the Employee has complied with the conditions of retirement through the Vesting Date.

4.    Taxes. The Employee acknowledges and agrees to comply with the obligations of the Plan set out at Sections 8 and 13 (as such provisions are amended and implemented by the UK Sub-Plan). These include, without limiting the effect of those provisions:

4.1    if the Company is liable to account for Employer NICs by virtue of the grant or vesting of the PRSU Award or the settlement of PRSUs in the form of Shares in accordance with this Agreement and the Plan, to the extent the Employer’s NICs may lawfully be borne by the Employee and the Company has determined that the Employee shall be required to bear the cost, it may be made a condition of the settlement of the PRSUs that the Employee will either (i) meet the Company’s liability to pay the Employer NICs or (ii) enter into an election to transfer the liability for the Employer NICs to the Employee in a form approved by HMRC and enter into such arrangements as may be approved by HMRC in order to ensure that the Employer NICs liability can be met; and

4.2    it may be made a condition of the settlement of the PRSUs in the form of Shares that the Employee shall enter into a valid joint election under section 431(1) of ITEPA 2003 to disapply the provisions of Chapter 2 of Part 7 of ITEPA 2003 in respect of the Shares.

Notwithstanding anything in this Agreement to the contrary, the obligations of the Company under the Plan and pursuant to this Agreement shall be conditional upon such payment and continued compliance with such obligations. The Company and any person who has any obligation to account for Payroll Taxes in respect of the grant or vesting of this PRSU Award or the issue of Shares to the Employee on settlement of the PRSUs, shall have the right to deduct (to the extent permitted by law) any such Payroll Taxes from any payment of any kind otherwise due to the Employee. Unless otherwise determined by the Committee (or the Board in the absence of a decision by the Committee or in over-riding the decision of the Committee), any Payroll Taxes shall be satisfied, in whole or in part, by the Company withholding from the Shares otherwise required to be issued to the Employee in settlement of the PSRUs such number of Shares as has an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the Payroll Taxes; provided, however, that the Company may determine (in its sole and absolute discretion) that such Payroll Tax liability may instead be satisfied, in whole or in part, by the Employee either: (x) making a payment to the relevant Group Company of an amount equal to that liability; or (y) entering into arrangements to the satisfaction of the Company to secure that such payment is made.

5.    Employee Representations. The Employee hereby represents and warrants to the Company that:

(a)    the Employee has received a copy of the Plan and the prospectus filed pursuant to Rule 424 under the Securities Act of 1933, as amended, as in effect as of the date of this Agreement;

(b)    the Employee has received a copy of all reports and documents required to be filed by the Company with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, within the last twenty-four (24) months and all reports issued by the Company to its stockholders;

(c)    the Employee (x) has reviewed with the Employee’s own tax advisors the applicable tax (U.K., state, local, foreign and U.S.) consequences of the transactions contemplated by this Agreement, (y) is relying solely on such advisors and not on any statements or representations of the Company or WTE or any of their respective agents, and (z) understands that the Employee (and not the Company or its Subsidiaries) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by this Agreement;

(d)    the Employee understands that the Employee must bear the economic risk of the investment in the Shares, when issued; and

(e)    the Employee has had such an opportunity as the Employee has deemed adequate to obtain from the Company such information as is necessary to permit the Employee to evaluate the merits and risks of the Employee’s investment in the Company and has had the opportunity to consult with the Employee’s own advisers with respect to the investment in the Company.

6.    Miscellaneous.

6.1    Notices. All notices, requests, deliveries, payments, demands and other communications which are required or permitted to be given under this Agreement shall be in writing and shall be either (a) delivered personally or by private courier (e.g., Federal Express), (b) sent by registered or certified mail, return receipt requested, postage prepaid, or (c) sent by electronic communication (via e-mail or through an electronic platform approved by the Company), with confirmation of transmission thereof, and shall be deemed duly given hereunder when delivered in person or by private courier, on the third business day following deposit in the mail as set forth in subsection (b) above, or, if sent by electronic communication, on the date sent by such transmission during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient. Such communications shall be sent to the respective parties at the following addresses: (i) if to the Company or WTE, at their respective principal executive offices, attention: Legal Department, at legalnotice@wisdomtree.com; and (ii) if to the Employee, at the Employee’s last known residence address or e-mail address as indicated in the employment records of WTE. Either party may designate another address in writing (or by such other method approved by the Company) from time to time.

6.2    Plan Paramount; Conflicts with Plan. Notwithstanding anything herein to the contrary, this Agreement shall, in all respects, be subject to and governed by the terms and conditions of the Plan, whether or not stated herein, including the powers of the Administrator set forth in Section 2(b) of the Plan. In the event of a conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall in all respects be controlling.

6.3    Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its discretion, in accordance with the terms of the Plan. The grant of the PRSU Award in this Agreement and, upon vesting, the issuance of the underlying Shares, does not create any contractual right or other right to receive any restricted stock unit or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Employee’s employment with WTE.

6.4    Amendments; Waiver. This Agreement may not be modified, amended, or terminated except by an instrument in writing, signed by each of the parties. No failure to exercise and no delay in exercising any right, remedy, or power under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, or power under this Agreement preclude any other or further exercise thereof, or the exercise of any other right, remedy, or power provided herein or by law or in equity. All rights and remedies, whether conferred by this Agreement, by any other instrument or by law, shall be cumulative, and may be exercised singularly or concurrently.

6.5    Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior undertakings and agreements, oral or written, with respect to the subject matter hereof. This Agreement may not be contradicted by evidence of any prior or contemporaneous agreement. To the extent that the policies and procedures of WTE or the Company apply to the Employee and are inconsistent with the terms of this Agreement, the provisions of the Agreement shall control.

6.6    Binding Effect; Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto and, to the extent not prohibited herein, their respective heirs, successors, assigns and representatives.

6.7    Severability; Enforcement. If any provision of this Agreement is held invalid, illegal or unenforceable in any respect (an “Impaired Provision”), (a) such Impaired Provision shall be interpreted in such a manner as to preserve, to the maximum extent possible, the intent of the parties, (b) the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and (c) such decision shall not affect the validity, legality or enforceability of such Impaired Provision under other circumstances. The parties agree to negotiate in good faith and agree upon a provision to substitute for the Impaired Provision in the circumstances in which the Impaired Provision is invalid, illegal or unenforceable.

6.8    Rights of Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective permitted successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. The UK Contracts (Rights of Third Parties) Act of 1999 shall not apply to this Agreement and no person other than parties hereto shall have any rights under this Agreement nor shall this Agreement be enforceable under that Act by any person other than the parties to this Agreement.

6.9    Headings. The Section headings used herein are for convenience only and do not define, limit or construe the content of such sections. All references in this Agreement to Section numbers refer to Sections of this Agreement, unless otherwise indicated.

6.10    Governing Law; Jurisdiction. The Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to that body of law concerning choice of law or conflicts of law, except that the General Corporation Law of the State of Delaware (“GCL”) shall apply to all matters governed by the GCL, including without limitation matters concerning the validity of grants of performance-based restricted stock units and actions of the Board or the Committee.

6.11    Counterparts; Electronic Delivery. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature. The Company may, in its sole discretion, decide to deliver any documents related to the PRSU Award or future Awards made under the Plan by electronic means or request the Employee’s consent to participate in the Plan by electronic means. The Employee hereby consents to receive such documents by electronic delivery and, if requested, agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

[Balance of page left blank intentionally. Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have signed this PRSU Award Agreement effective as of the Grant Date indicated below.

WISDOMTREE, INC.

By:
Jonathan L. Steinberg, Chief Executive Officer

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Schedule A

Name of Employee: <first_name> <middle_name> <last_name>

Grant Date: <award_date>

Target Number of PRSUs: <shares_awarded>, subject to adjustment as set forth in Section 3.7

Vesting Date: The Vesting Date is the third (3rd) anniversary of the Grant Date, subject to adjustment as set forth in Section 3.11

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Acceptance

The Employee hereby acknowledges: I have received a copy of this Agreement; I have had the opportunity to consult legal counsel in regard to this Agreement, and have availed myself of that opportunity to the extent I wish to do so (I understand the Company’s attorneys represent the Company and not myself, and I have not relied on any advice from the Company’s attorneys); I have read and understand this Agreement; I AM FULLY AWARE OF THE LEGAL EFFECT OF THIS AGREEMENT; I acknowledge that there may be adverse tax consequences upon the grant or vesting of the PRSUs, Shares or disposition thereof and that I have been advised to consult a tax advisor prior to such grant, vesting or disposition; and I have entered into this Agreement freely and voluntarily and based on my own judgment and not on any representations and promises other than those contained in this Agreement.

The Employee understands that the Company will receive personal data from WTE to administer the Plan and this Agreement and will process such personal data in accordance with the Privacy Policy – Employees (as may be updated from time to time) provided to the Employee and which is referenced in the staff handbook of WTE.

The Employee accepts this PRSU Award and underlying Shares subject to all the terms and conditions of this Agreement and the rules of the Plan. Electronic acceptance of this Agreement pursuant to the Company’s instructions to the Employee (including through an online acceptance process) is acceptable.

Appendix 1

Peer Group2

Ticker	Company
[ ]	[ ]

[2]	Form Note: To be completed at time of grant.

Appendix 2

Certain Definitions

(a)    “Change of Control” shall mean (i) the acquisition by any “person” (as defined in Section 3(a)(9) and 13(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”)) of more than 50% of the combined voting power of the then outstanding voting securities of the Company; (ii) the sale by the Company of all, or substantially all, of the assets of the Company to one or more purchasers, in one or a series of related transactions, where the transaction or transactions require approval pursuant to Delaware law by the stockholders of the Company; or (iii) any occurrence of a Sale Event within the meaning of the Plan.

(b)    “Disability” shall mean the earlier to occur of either of the following events:

(i)    the Employee, because of physical or mental disability or incapacity, is unable to perform the Employee’s obligations to, or duties for, the Company pursuant to Employee’s Employment Agreement on a full-time basis for ninety (90) consecutive days or a period in excess of one hundred fifty (150) days out of any period of three hundred sixty (360) consecutive days; or

(ii)    the determination by WTE (where appropriate after receiving a report from a physician selected by WTE) that the Employee is either physically or mentally, permanently disabled or incapacitated or otherwise so disabled or incapacitated that the Employee will be unable to perform the Employee’s obligations to, or duties for, the Company pursuant to the Employment Agreement for ninety (90) consecutive days or a period in excess of one hundred fifty (150) days out of any period of three hundred sixty (360) consecutive days.